Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Avenue Income Credit Strategies Fund of our report dated December 15, 2010 relating to the financial statement of Avenue Income Credit Strategies Fund, which appears  in such Registration Statement. We also consent to the reference to us under the heading  “Independent registered public accounting firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 20, 2011